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                                                                    EXHIBIT 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-1) of pcOrder.com, Inc. for the registration of 575,000 shares of its common stock of our report on the financial statements for the year ended December 31, 1998 of pcOrder.com, Inc. dated February 5, 1999, except for Note 10, as to which the date is February 25, 1999 included in the Registration Statement (Form S-1 No. 333-90713) and related Prospectus of pcOrder.com, Inc., for the registration of shares of its common stock as filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


Austin, Texas
December 3, 1999